                         PART I - FINANCIAL INFORMATION

ITEM I. FINANCIAL STATEMENTS.

                      ASSOCIATES FIRST CAPITAL CORPORATION
                       CONSOLIDATED STATEMENT OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                    Six Months Ended               Three Months Ended
                                        June 30                          June 30
                                        -------                          -------
                                  2000            1999           2000              1999
                                  ----            ----           ----              ----
REVENUE
  Finance charges               $4,615.3       $4,546.0          $2,337.1        $2,262.1
  Servicing related income         938.6          506.1             535.0           282.8
  Insurance premiums               554.6          516.8             279.3           260.5
  Investment and other
   income                          286.9          365.5             186.1           184.0
                                --------       --------          --------        --------
                                 6,395.4        5,934.4           3,337.5         2,989.4
EXPENSES
  Interest expense               2,009.2        1,925.3           1,048.1           965.3
  Operating expenses             2,090.7        1,951.1           1,046.5           971.5
  Provision for losses on
   finance receivables             900.9          727.2             449.4           364.4
  Insurance benefits paid
   or provided                     269.4          218.9             144.0           115.2
                                --------       --------          --------        --------
                                 5,270.2        4,822.5           2,688.0         2,416.4
                                --------       --------          --------        --------
EARNINGS BEFORE PROVISION
 FOR INCOME TAXES                1,125.2        1,111.9             649.5           573.0
PROVISION FOR INCOME TAXES         416.3          417.0             240.3           214.9
                                --------       --------          --------        --------
NET EARNINGS                    $  708.9       $  694.9          $  409.2        $  358.1
                                ========       ========          ========        ========
NET EARNINGS PER SHARE
  Basic                         $   0.97       $   0.95          $   0.56        $   0.49
                                ========       ========          ========        ========
  Diluted                       $   0.97       $   0.95          $   0.56        $   0.49
                                ========       ========          ========        ========

             See notes to consolidated interim financial statements.

                      ASSOCIATES FIRST CAPITAL CORPORATION
                           CONSOLIDATED BALANCE SHEET
                           --------------------------
               (Dollars In Millions, Except Per Share Information)

                                                           June 30           December 31
                                                            2000                 1999
                                                          ---------          -----------
                                                         (Unaudited)
                      ASSETS
CASH AND CASH EQUIVALENTS                                 $ 1,334.0           $ 1,026.3
INVESTMENTS IN DEBT AND EQUITY SECURITIES                   8,010.6             7,176.5
FINANCE RECEIVABLES, net of unearned finance
 income, allowance for losses and insurance
 policy and claims reserves                                65,723.2            65,656.8
OTHER ASSETS                                               12,633.2             9,097.2
                                                           ---------           ---------
    Total assets                                           $87,701.0           $82,956.8
                                                           =========           =========

           LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE, unsecured short-term
  Commercial Paper                                         $31,034.5           $25,991.9
  Bank Loans                                                   228.5             1,261.5
ACCOUNTS PAYABLE AND ACCRUALS                                3,990.7             4,498.9
LONG-TERM DEBT
  Senior Notes                                              41,697.5            40,978.8
  Subordinated and Capital Notes                               455.2               425.2
                                                           ---------           ---------
                                                            42,152.7            41,404.0
STOCKHOLDERS' EQUITY
  Series A Junior Participating Preferred
   Stock, $0.01 par value, 734,500 shares
   authorized, no shares issued
   or outstanding                                                -                   -
  Class A Common Stock, $0.01 par value,
   1,150,000,000 shares authorized,
   728,865,065 and 728,747,443 shares
   issued in 2000 and 1999, respectively                       7.3                 7.3
  Class B Common Stock, $0.01 par value,
   144,118,820 shares authorized, no shares
   issued or outstanding                                         -                   -
  Paid-in Capital                                            5,281.9             5,282.1
  Retained Earnings                                          5,115.9             4,501.8
  Accumulated Other Comprehensive                              (75.8)               44.7
   (Loss) Income
  Less 457,909 and 597,785 shares of
   Class A Common Stock at cost held
   in Treasury in 2000 and 1999,
   respectively, and Restricted Stock                          (34.7)              (35.4)
                                                           ---------           ---------
     Total stockholders' equity                             10,294.6             9,800.5
                                                           ---------           ---------
     Total liabilities and stockholders' equity            $87,701.0           $82,956.8
                                                           =========           =========

             See notes to consolidated interim financial statements.

                      ASSOCIATES FIRST CAPITAL CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------
                                  (In Millions)
                                   (Unaudited)

                                                                  Six Months Ended
                                                                       June 30
                                                                       -------
                                                            2000                   1999
                                                            ----                   ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings                                          $    708.9             $    694.9
  Adjustments to reconcile net earnings for
   non-cash and other operating activities:
    Provision for losses on finance
     receivables                                             900.9                  727.2
    Amortization of goodwill and other
     intangible assets                                       135.8                  109.1
    Depreciation and other amortization                      201.8                  138.7
    Other operating activities                            (1,023.2)                (344.2)
                                                        ----------             ----------
      Net cash provided from operating
       activities                                            924.2                1,325.7
                                                        ----------             ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Finance receivables originated                         (28,679.5)             (32,963.8)
  Finance receivables liquidated                          23,796.3               29,692.6
  Sale of finance businesses and branches                      -                  1,490.1
  Acquisitions of loan portfolios and
   other finance businesses, net                          (2,839.3)              (4,511.9)
  Proceeds from securitization of finance
   receivables                                             2,327.7                  664.6
  Other investing activities                                 213.4                 (670.8)
                                                        ----------             ----------
      Net cash used for investing
       activities                                         (5,181.4)              (6,299.2)
                                                        ----------             ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of long-term debt                               8,456.9                8,294.2
  Retirement of long-term debt                            (7,491.6)              (5,295.1)
  Increase in notes payable                                3,698.0                  856.3
  Other financing activities                                 (94.7)                 (51.5)
                                                        ----------             ----------
      Net cash provided from financing
       activities                                          4,568.6                3,803.9
EFFECT OF FOREIGN CURRENCY TRANSLATION
 ADJUSTMENTS ON CASH                                          (3.7)                 (10.6)
                                                        ----------             ----------
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                            307.7               (1,180.2)
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD                                                 1,026.3                4,665.6
                                                        ----------             ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD              $  1,334.0             $  3,485.4
                                                        ==========             ==========

             See notes to consolidated interim financial statements.

                      ASSOCIATES FIRST CAPITAL CORPORATION
               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY

        Associates First Capital Corporation (the "Company"), a Delaware corporation, is a leading diversified finance organization providing finance, leasing, insurance and related services to consumers and businesses in the United States and internationally.

NOTE 2 - BASIS OF PRESENTATION AND CONSOLIDATION

        The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all significant intercompany balances and transactions. These statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Certain prior period financial statement amounts have been reclassified to conform to the current period presentation.

        In the opinion of management, all adjustments, consisting only of normal, recurring accruals, necessary to present fairly the results of operations and financial position have been made. The financial position and results of operations as of and for any interim period are unaudited and not necessarily indicative of the results of operations for a full year. This Form 10-Q should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

        The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires the use of management estimates. These estimates are subjective in nature and involve matters of judgment. Actual results could differ from these estimates.

NOTE 3 - SIGNIFICANT TRANSACTIONS

        In January 2000, the Company entered into an agreement with KeyCorp, under which the companies will jointly manage KeyCorp's credit card program. Additionally, the Company acquired KeyCorp's credit card receivables portfolio with a fair market value of $1.3 billion and intangible assets, primarily related to customer lists and operating agreements, of approximately $350 million for $1.7 billion.

        In April 2000, the Company acquired the common stock of Arcadia Financial Ltd. ("Arcadia") for $195 million which approximated the fair value of the intangible assets established in the acquisition. Arcadia had approximately $470 million in senior and subordinated notes at the time of the acquisition. At June 30, 2000, the Company managed approximately $3.4 billion of Arcadia's serviced assets originated and sold with servicing retained prior to the acquisition.

        All of the transactions described above were accounted for as purchases. The results of operations are included in the consolidated results of the Company from the respective acquisition dates. The

                      ASSOCIATES FIRST CAPITAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

allocation of the purchase price for these transactions is based upon preliminary estimates and may be refined as additional information is available.

        In July 2000, the Company announced an agreement to purchase approximately $630 million in credit card receivables from Zale Corporation ("Zale"). Additionally, the Company entered into an operating agreement for Zale's on-going credit card business.

NOTE 4 - EARNINGS PER SHARE

        Earnings per share on a basic and diluted basis for the periods indicated is calculated as follows (in millions, except per share amounts):

                                               Six Months Ended                  Three Months Ended
                                                   June 30                             June 30
                                                   -------                             -------
                                            2000              1999              2000               1999
                                            ----              ----              ----               ----
  Basic net earnings per share: (1)
    Net earnings                           $708.9            $694.9            $409.2             $358.1
    Weighted average shares
     outstanding                            727.4             728.0             727.5              728.4
                                           $ 0.97            $ 0.95            $ 0.56             $ 0.49
                                           ======            ======            ======             ======
  Diluted net earnings per share:(1)
    Net earnings                           $708.9            $694.9            $409.2             $358.1
    Weighted average shares
     outstanding plus assumed
     conversions                            728.7             732.5             729.1              732.7
                                           $ 0.97            $ 0.95            $ 0.56             $ 0.49
                                           ======            ======            ======             ======
  Calculation of weighted average
   shares outstanding plus
   assumed conversions:
    Weighted average shares
      outstanding                           727.4             728.0             727.5              728.4
    Effect of dilutive
     securities                               1.3               4.5               1.6                4.3
                                           ------            ------            ------             ------
                                            728.7             732.5             729.1              732.7
                                           ======            ======            ======             ======

(1) Net earnings and earnings per share for the six months ended June 30, 2000 include a special pre-tax charge of approximately $112 million as described in
Note 7. Excluding the special pre- tax charge, net earnings would have been $779.7 million and basic and diluted earnings per share would have been $1.07.

        During the six months ended June 30, 2000 and 1999, the Company declared and paid cash dividends of $0.13 and $0.11 per common share, respectively.

                      ASSOCIATES FIRST CAPITAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


NOTE 5 - COMPREHENSIVE INCOME (LOSS)

        The components of accumulated other comprehensive income (loss), net of tax, are as follows (in millions):

                                                    June 30         December 31
                                                      2000             1999
                                                      ----             ----
  Foreign currency translation adjustments           $ 34.3           $ 148.8
  Net unrealized loss on available-for-sale
   securities                                        (110.1)           (104.1)
                                                     ------           -------
    Accumulated other comprehensive (loss) income    $(75.8)          $  44.7
                                                     ======           =======

        Comprehensive income, net of tax, for the six- and three-month periods ended June 30, 2000 and 1999 consisted of (in millions):

                                         Six Months Ended          Three Months Ended
                                              June 30                   June 30
                                              -------                   -------
                                         2000         1999          2000        1999
                                         ----         ----          ----        ----
  Net earnings                         $ 708.9       $694.9        $409.2      $358.1
  Foreign currency translation
   adjustments                          (114.5)       (14.9)        (84.9)      (22.3)
  Net unrealized (loss) gain on
   available-for-sale securities          (6.0)       (37.4)          2.2       (42.3)
                                        ------       ------        ------      ------
    Total Comprehensive income          $588.4       $642.6        $326.5      $293.5
                                        ======       ======        ======      ======


NOTE 6 - INVESTMENTS IN DEBT AND EQUITY SECURITIES

        Available-for-sale securities consist of retained securitization interests, notes and preferred stock and other equity securities primarily held by the Company's insurance subsidiaries. The Company classifies these debt and equity securities as available-for-sale securities and adjusts their recorded value to market. The estimated market value at June 30, 2000 and December 31, 1999 was $8.0 billion and $7.1 billion, respectively. The amortized cost at June 30, 2000 and December 31, 1999 was $8.2 billion and $7.3 billion, respectively. Realized gains or losses on sales are included in investment and other income. Unrealized gains or losses are included, net of tax, in accumulated other comprehensive income.

NOTE 7 - FINANCE RECEIVABLES

                      ASSOCIATES FIRST CAPITAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


        At June 30, 2000 and December 31, 1999, finance receivables consisted of the following (in millions):

                                                         June 30             December 31
                                                           2000                  1999
                                                           ----                  ----
  Home equity                                           $26,264.7             $25,015.0
  Personal lending and retail sales
   finance                                               16,371.1              16,012.4
  Truck and truck trailer                                12,722.4              13,130.3
  Equipment                                               7,109.2               6,977.3
  Credit card                                             2,358.4               2,247.1
  Auto fleet leasing                                      2,192.6               2,070.1
  Manufactured housing                                        -                 1,849.0
  Warehouse lending, government guaranteed
   lending and municipal finance                          1,784.4               1,515.9
                                                        ---------             ---------
    Finance receivables, net of unearned
     finance income of approximately $4.7
     billion at June 30, 2000 and December
     31, 1999 ("net finance receivables")                68,802.8              68,817.1
  Allowance for losses on finance receivables            (2,115.7)             (2,174.4)
  Insurance policy and claims reserves                     (963.9)               (985.9)
                                                        ---------             ---------
    Finance receivables, net of unearned
     finance income, allowance for losses and
     insurance policy and claims reserves               $65,723.2             $65,656.8
                                                        =========             =========

        In January 2000, the Company announced it would discontinue originating loans for manufactured housing. As a result of this decision, the Company took a special pre-tax charge against earnings of approximately $112 million. At June 30, 2000, the Company included such finance receivables and related allowance for losses of $1.7 billion and $0.2 billion, respectively, in other assets as finance receivables held for sale or securitization.

        In 2000, the Company has securitized and sold a home equity receivables portfolio, a credit card receivables portfolio and an automobile retail sales finance receivables portfolio totaling $2.7 billion and retained interests in the related securitization trusts approximating $473 million. Pre-tax gains of approximately $53 million were recorded on these transactions.

NOTE 8 - ALLOWANCE FOR LOSSES ON FINANCE RECEIVABLES

        Changes in the allowance for losses on finance receivables were (in millions):

                      ASSOCIATES FIRST CAPITAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


                                           Six Months Ended        Year Ended
                                                June 30            December 31
                                                -------            -----------
                                         2000               1999               1999
                                         ----               ----               ----
  Balance at beginning of period       $2,174.4           $1,978.7          $ 1,978.7
    Provision for losses                  900.9              727.2            1,506.4
    Recoveries on receivables
     charged off                          145.0              157.5              268.8
    Losses sustained                     (937.3)            (856.9)          (1,717.1)
    Reserves of receivables sold
     and held for securitization         (185.7)            (185.2)            (214.0)
    Reserves of acquired
     businesses and other                  18.4              318.1              351.6
                                       --------           --------          ---------
  Balance at end of period             $2,115.7           $2,139.4          $ 2,174.4
                                       ========           ========          =========

NOTE 9 - OTHER ASSETS

        The components of other assets at June 30, 2000 and December 31, 1999 were as follows (in millions):

                                              June 30       December 31
                                               2000            1999
  Goodwill, net                              $ 3,624.7       $3,747.8
  Finance receivables held for sale
   or securitization, net (1)                  3,514.5          153.0
  Other intangible assets, net                 2,097.2        1,579.4
  Notes and other receivables                  1,281.7        1,877.9
  Property and equipment                         736.3          662.2
  Collateral held for resale                     606.8          431.7
  Relocation client advances                     235.3          185.4
  Other                                          536.7          459.8
                                             ---------       --------
    Total other assets                       $12,633.2       $9,097.2
                                             =========       ========

(1) At June 30, 2000, finance receivables held for sale or securitization includes approximately $516 million of automobile finance receivables acquired from Arcadia, approximately $1.1 billion of securitizable finance receivables acquired from KeyCorp and approximately $1.5 billion of manufactured housing net finance receivables as discussed in Note 7.

NOTE 10 - DERIVATIVE FINANCIAL INSTRUMENTS

        The Company uses derivative financial instruments for the purpose of hedging specific exposures as part of its risk management program. Instruments currently used by the Company are foreign currency forward exchange, currency swap, interest rate swap, interest rate option, municipal bond and treasury futures and option contracts. All of these instruments are held for purposes other than trading.

        Foreign currency forward exchange agreements have been designated for accounting purposes as hedges of certain of the Company's foreign currency denominated net investments. Under these agreements, the Company is obligated to deliver specific foreign currencies in exchange for United States dollars at varying times over the next year. The aggregate notional amount of these agreements was $2.9 billion and $2.8 billion at June 30, 2000 and December 31, 1999, respectively. The fair value of such agreements at June 30, 2000 and December 31, 1999 would have been an asset of $14.5 million and a liability of $389.0 million,

                      ASSOCIATES FIRST CAPITAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


respectively.

        Foreign currency swap agreements have been designated for accounting purposes as hedges of specific foreign currency exposures under certain debt obligations. Under these agreements, the Company and the agreement counterparties are obligated to exchange specific foreign currencies at varying times over the next four years. The aggregate notional amount of these agreements at June 30, 2000 and December 31, 1999 was $7.0 billion and $5.9 billion, respectively. The fair value of such agreements at June 30, 2000 and December 31, 1999 would have been a liability of $303.0 million and $307.9 million, respectively.

        Interest rate swap and interest rate option agreements are used by the Company to hedge the effect of interest rate movements on existing debt and anticipated debt and asset securitization transactions. The aggregate notional amount of interest rate swap agreements at June 30, 2000 and December 31, 1999 was $15.8 billion and $9.2 billion, respectively. The fair value of such agreements at June 30, 2000 and December 31, 1999 would have been a liability of $63.6 million and $46.7 million, respectively. The aggregate notional amount of interest rate option agreements was $1.5 billion at June 30, 2000. The fair value of such agreements at June 30, 2000 would have been an asset of $1.2 million. Interest rate swap and interest rate option agreements mature on varying dates over the next 30 years.

        Treasury futures and option contracts are used to minimize fluctuations in the value of preferred stock investments. The aggregate notional amount of futures and option contracts at June 30, 2000 and December 31, 1999 was $308.9 million and $536.2 million, respectively. The fair value of these contracts at June 30, 2000 and December 31, 1999 would have been a liability of $1.9 million and an asset of $12.4 million, respectively. Such contracts mature on varying dates through 2000.

                      ASSOCIATES FIRST CAPITAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


        Municipal bond futures are used to minimize fluctuations in the value of municipal bond investments. The aggregate notional amount of municipal bond futures contracts at June 30, 2000 and December 31, 1999 was $243.7 million and $180.1 million, respectively. The fair value of these contracts at June 30, 2000 and December 31, 1999 would have been a liability of $5.0 million and an asset of $2.4 million, respectively. Such contracts mature on varying dates through 2000.

NOTE 11 - SEGMENT REPORTING

        The Company is organized into five primary business units: U.S. credit card, U.S. consumer branch, U.S. home equity, commercial and international finance. The U.S. consumer branch and U.S. home equity business units are aggregated into one reportable U.S. consumer finance segment due to their similar operating characteristics. The Company's corporate activities include, among others, managing the operations of its domestic and foreign subsidiaries, accessing the global debt, securitization and capital markets and managing the mix of businesses in its portfolio. The Company fully allocates its corporate activities to its business segments primarily based upon managed receivables.

                      ASSOCIATES FIRST CAPITAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


        The Company allocates resources to and evaluates the performance of its segments primarily based on total revenue, net interest margin, segment earnings and managed finance receivables adjusted to include the impact of receivables either held for sale or sold with servicing retained ("Managed Basis"). Managed Basis revenue, earnings and receivables information for each of the Company's reportable segments is presented below (in millions):

                                 U.S.          U.S.
                                Credit       Consumer                        International
                                 Card        Finance        Commercial          Finance            Total
                                 ----        -------        ----------          -------            -----
Total revenue
 Six months ended:
   June 30, 2000              $ 1,577.7      $ 2,353.3      $ 1,432.2         $ 1,662.9          $ 7,026.1
   June 30, 1999                1,214.8        2,238.0        1,571.2           1,408.8            6,432.8

 Three months ended:
   June 30, 2000              $   817.6      $ 1,216.7      $   754.8         $   856.7          $ 3,645.8
   June 30, 1999                  593.7        1,113.5          806.8             733.3            3,247.3

Segment earnings
 Six months ended:
   June 30, 2000 (2)          $   312.7      $   299.6      $    78.4         $   434.5          $ 1,125.2
   June 30, 1999                  167.6          373.2          255.2             315.9            1,111.9

 Three months ended:
   June 30, 2000 (2)          $   160.3      $   170.2      $    80.0         $   239.0          $   649.5
   June 30, 1999                   85.3          199.2          128.6             159.9              573.0

Finance receivables (1):
   June 30, 2000              $13,321.6      $34,073.1      $22,444.6         $14,959.2          $84,798.5
   December 31, 1999           11,576.0       31,566.8       22,453.8          13,323.3           78,919.9

(1) Commercial finance receivables exclude the manufactured housing owned finance receivables and serviced assets of $1.7 billion and $3.4 billion, respectively, at June 30, 2000 and $1.8 billion and $3.6 billion at December 31, 1999, respectively. The owned receivables have been reclassified to finance receivables held for sale or securitization and are included in other assets. Additionally, U.S. Consumer Finance receivables excludes the serviced assets of Arcadia securitized prior to the acquisition of Arcadia of $3.4 billion at June 30, 2000.

(2) Excluding the special pre-tax charge, as discussed in Note 7, commercial segment earnings and total earnings would have been $187.8 million and $1.2 billion, respectively.